Exhibit 10.17

NMT MEDICAL, INC.

Amendment No. 2

to

1996 Stock Option Plan for Non-Employee Directors, as Amended

WHEREAS, NMT Medical, Inc. (the “Company”) wishes to recognize the additional time commitments and responsibilities assumed by each member of the Board of Directors who serves on one or more committees of the Board of Directors of the Company, and

WHEREAS, the Board of Directors has adopted, and the Stockholders of the Company have approved, the following amendments:

NOW, THEREFORE, the 1996 Stock Option Plan for Non-Employee Directors, as amended (the “Plan”) of the Company, is hereby amended as follows (capitalized terms used herein and not defined herein shall have the respective meaning ascribed to such terms in the Plan):

1.    The first sentence of Section 5(b) of the plan shall be deleted in its entirety and replaced with the following:

“Upon first election or appointment to the Board, each newly elected Eligible Director will be granted an option to purchase 20,000 Shares.”

2.    Section 5(c) of the Plan shall be deleted in its entirety and replaced with the following:

“Immediately following each Annual Stockholders Meeting, each Eligible Director, other than an Eligible Director first elected to the Board within the 12 months immediately preceding and including such meeting, will be granted an option to purchase 5,000 Shares as of the date of such meeting. In addition, also following each Annual Stockholders Meeting, each Eligible Director who served as a member of a committee of the Board during the preceding fiscal year will be granted an additional option to purchase (i) 2,000 Shares if such Eligible Director served as chairperson of such committee or (ii) 1,000 Shares if such Eligible Director did not serve as a chairperson of such committee. The options granted to such Eligible Director shall be fully vested six months after the date of grant.”

Except as aforesaid, the Plan shall remain in full force and effect.

Adopted by the Board of Directors on March 7, 2002.

Approved by the Stockholders on June 28, 2002.